UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2022

COMMSCOPE HOLDING COMPANY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36146	27-4332098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 CommScope Place, SE Hickory, North Carolina		28602
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (828) 324-2200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	COMM	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On May 5, 2022, CommScope Holding Company, Inc. (the “Company” or “CommScope”) issued a press release relating to its financial results for the first quarter of 2022. A copy of the press release, which is incorporated by reference herein, is attached hereto as Exhibit 99.1. Following the publication of the press release, the Company will host an earnings call during which its financial results for the first quarter of 2022 will be discussed.

The foregoing information (including the exhibit hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On May 4, 2022, the Board of Directors of CommScope appointed Laurie S. Oracion as Senior Vice President and Chief Accounting Officer of the Company, effective May 9, 2022. In this role, Ms. Oracion will be the Company’s Principal Accounting Officer, replacing Brooke B. Clark, who the Company previously announced will be leaving the Company.

Ms. Oracion, age 45, has served as the Company’s Vice President, Corporate Accounting, since 2019. From 2015 to 2019, she served as Director of Financial Reporting for CommScope. Prior to joining CommScope, Ms. Oracion was employed by General Dynamics SATCOM Technologies, Inc. as a Financial Planning and Analysis Manager from 2012 to 2015. Ms. Oracion spent the first three years of her career at Deloitte & Touche, LLP. Ms. Oracion holds Bachelor of Science in Business Administration and Master of Science degrees in Accounting from Appalachian State University and is a Certified Public Accountant in North Carolina.

Effective as of May 9, 2022, the Compensation Committee of the Board of Directors (the “Committee”) approved an increase in Ms. Oracion’s base salary to $300,000 per year and an increase in her target annual bonus amount to 50% of base salary, subject to achievement of performance goals established by the Committee. Ms. Oracion will continue to participate in the Company’s Long-Term Incentive Plan, as described in the Company’s proxy statement, and the Committee increased her annual target award opportunity to $225,000.

Ms. Oracion will enter into the Company’s standard indemnification agreement, the form of which was previously filed as Exhibit 10.22 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-190354), filed with the SEC on September 12, 2013.

Ms. Oracion also will enter into the Company’s standard severance protection agreement for new executive officers. Her agreement will be on a 3-year term automatically renewing on January 1 of each year, except that the term may not expire prior to 24 months following a change in control of the Company (as defined in the agreement). The agreement will provide that, in the event that Ms. Oracion’s employment is terminated within 24 months after a change in control of the Company (i) by the Company for any reason other than for cause or disability or (ii) by Ms. Oracion for good reason, Ms. Oracion will be entitled to receive accrued compensation, severance pay equal to her annual base salary, a prorated bonus for the year in which the termination occurs, based on actual performance, and a continuation of health benefits for 12 months.

There are no family relationships between Ms. Oracion and any director or other officer of the Company or any related party transactions involving Ms. Oracion.

Item 9.01. Financial Statements and Exhibits.

Exhibit.	Description.
99.1	CommScope Holding Company, Inc. press release, dated May 5, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

INDEX OF EXHIBITS

Exhibit.	Description.
99.1	CommScope Holding Company, Inc. press release, dated May 5, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2022		COMMSCOPE HOLDING COMPANY, INC.

	By:	/s/ Kyle D. Lorentzen
		Name:	Kyle D. Lorentzen
		Title:	Executive Vice President and
Chief Financial Officer